UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): October 17, 2005

000-27866

(Commission file number)

VYREX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	88-0271109
(State of incorporation)	(IRS Employer Identification No.)

2159 Avenida de la Playa La Jolla, California 92037	(858) 454-4446
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 17, 2005, Vyrex Corporation (the “Registrant”) completed the steps necessary to change the Registrant’s domicile from the State of Nevada to the State of Delaware effective October 17, 2005.

To effect the change in the Registrant’s domicile, the Registrant’s predecessor, Vyrex Corporation, a Nevada corporation (“Vyrex Nevada”), was merged with and into Vyrex (Delaware) Corporation, a Delaware corporation (“Vyrex Delaware”) and a wholly owned subsidiary of Vyrex Nevada, on October 17, 2005, by filing a Certificate of Merger with the Delaware Secretary of State and Articles of Merger with the Nevada Secretary of State, pursuant to the terms of an Agreement and Plan of Merger entered into by and between Vyrex Nevada and Vyrex Delaware on October 17, 2005.

Following the merger, (i) the separate existence of Vyrex Nevada ceased; (ii) Vyrex Delaware succeeded to the assets and liabilities of Vyrex Nevada and will continue the business of Vyrex Nevada under the name, Vyrex Corporation; (iii) the Certificate of Incorporation and Bylaws of Vyrex Delaware became the Certificate of Incorporation and Bylaws of the Registrant; (iv) each share of Vyrex Nevada common stock, $0.001 par value per share, issued and outstanding immediately prior to the merger was automatically converted into and became 0.12 of a share of common stock, $0.0001 par value per share, of the Registrant; and (v) each share of common stock of Vyrex Delaware outstanding immediately prior to the merger was cancelled. The merger did not result in any change in the business, management, board of directors, fiscal year, assets, liabilities or location of the principal office of the Registrant.

The Board of Directors and the stockholders of each of Vyrex Nevada and Vyrex Delaware approved the merger and change in domicile. Further details are contained in the Definitive Proxy Statement of Vyrex Nevada filed with the United States Securities and Exchange Commission on September 13, 2005 (“Proxy Statement”).

Item 3.03	Material Modification to Rights of Security Holders.

Concurrent with the merger and change in domicile from Nevada to Delaware, the Certificate of Incorporation and Bylaws of Vyrex Delaware became the new Certificate of Incorporation and Bylaws of the Registrant. The adoption of the Certificate of Incorporation and Bylaws of Vyrex Delaware effectively increased the authorized capital stock of the Registrant from 60,000,000 (50,000,000 of common stock and 10,000,000 of preferred stock) to 250,000,000 (200,000,000 of common stock and 50,000,000 of preferred stock), and the par value of the Registrant’s capital stock changed from $0.001 per share to $0.0001 per share. The Registrant’s new Certificate of Incorporation and Bylaws are filed herewith as exhibits to this Current Report. Additional information regarding the differences between the Articles of Incorporation and Bylaws of Vyrex Nevada and the Certificate of Incorporation and Bylaws of the Registrant is set forth under Item 1.01 of this Current Report and the Proxy Statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See Items 1.01 and 3.03 of this Current Report and the Proxy Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger dated as of October 17, 2005 by and between Vyrex Corporation and Vyrex (Delaware) Corporation.

3(i)	Certificate of Incorporation of Vyrex (Delaware) Corporation as filed with the Delaware Secretary of State on September 8, 2005.

3(ii)	Bylaws of Vyrex (Delaware) Corporation dated as of September 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYREX CORPORATION

Date: October 21, 2005	By:	/s/ G. DALE GARLOW
G. Dale Garlow President and Chief Executive Officer